Exhibit 99.1

SAN DIEGO, CA, May 4, 2011 – EdgeWave, Inc. (“EdgeWave”, “we”, or the “Company”) (OTCBB/OTCQB: EWVE), a leading provider in Secure Content Management (“SCM”) solutions, announced financial results for its first quarter ended March 31, 2012.

First Quarter 2012 Financial and Operational Summary

•	Net billings* for the three months ended March 31, 2012 totaled $4.7 million, an increase of approximately 21% compared to the same period in 2011.
•	Revenue for the three months ended March 31, 2012 decreased to $4.3 million as compared to $4.4 million for the comparable period in 2011.
•	Cash and cash equivalents as of March 31, 2012 and December 31, 2011were $2.8 million and $2.6 million, respectively.
•	Cash used by operating activities for the three months ended March 31, 2012 improved to $1.2 million compared to $1.4 million for the same period in 2011, a decrease of 13%.
•	Q1 2012 operating expenses decreased 8% from $4.8 million to $4.4 million in the same period in 2011.
•	Loss from operations for the three months ended March 31, 2012 was $1.3 milion compared to $1.7 million for the same period in 2011, a 24% improvement over the same period in 2011.

“Q1 was an exciting start to the new year.  We added new executives with impressive track records, shipped new products, received more industry awards and saw positive sales results which are in line with our expectations”, said Mr. Ryan, CEO of EdgeWave.

Mr. Ryan further added “We feel very positive about our 2012 product roadmap and our emphasis on ‘Cloud’ and mobile security solutions.  The shift in the enterprise to mobile computing has introduced numerous new security challenges for our customers.  Our current product development efforts, along with new products announced and shipped this quarter, will directly address this IT challenge.”

“We remain optimistic about our business outlook for 2012”, stated Mr. Ryan.

Financial Results and Net Billings*

Net billings* for the quarter ended March 31, 2012 increased approximately $817,000, or 21%, to $4.7 million from the first quarter of 2011 and increased approximately $746,000, or 19%, as compared to the fourth quarter of 2011 while revenues remained relatively flat for the three months ended March 31, 2012 as compared to the same period in 2011 at $4.3 million and $4.4 million, respectively.

Operating expenses for the quarter ended March 31, 2012 were $4.4 million compared to $4.8 million for the first quarter of 2011 mainly due to reductions in salaries and related expenses. This reduction was also responsible for a 24% improvement in Loss from Operations which was $1.3 million and $1.7 million for the three months ended March 31, 2012 and 2011, respectively.

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Cash used by operating activities for the three months ended March 31, 2012 also improved, decreasing 13% from $1.2 million compared to $1.4 million for the same period in 2011.

* Net billings represent the amount of subscription contracts billed to customers net of discounts and are not numerical measurements that can be calculated in accordance with GAAP. The Company provides this measurement in its financial performance because this measurement provides a consistent basis for understanding the Company’s sales activities for the current period. The Company believes the billing measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in the prior periods. The rollforward of deferred revenue (which includes net billings and revenue) for the first quarter ended March 31, 2012 is set forth at the end of this press release.

Financing

During the first quarter of 2012, the Company raised approximately $1.8 million of net proceeds in convertible notes and debt.

Awards/Product Releases

In April 2012, EdgeWave announced that its brand new product release, iPrism Web Security v7.0, includes native support for student access to YouTube EDU-only content. The seamless integration allows educational institutions to support compliance to acceptable use policies for accessing video content that has been deemed by school administrators to be safe and appropriate, while other video content is blocked. YouTube EDU is a free service that provides educators and their students with access to hundreds of thousands of educational videos from well-known organizations such as Stanford, PBS and TED, as well as from popular up-and-coming YouTube partners like Khan Academy, Steve Spangler Science and Numberphile.

The Network Products Guide, the industry's leading technology research and advisory guide, has named ePrism Email Security a finalist for the 7thAnnual 2012 Best Products Awards in two categories; Cloud Security, and Email, Security and Management. EdgeWave was also named a finalist for the 2012 Hot Companies Award in April 2012.

About EdgeWave, Inc™

EdgeWave Inc. (OTC.BB: EWVE.OB - News) (OTCQB: EWVE.OB - News) develops and markets on demand, on-premises, and hybrid Secure Content Management (SCM) solutions to the mid-enterprise and service provider markets. The EdgeWave portfolio of web, email and data protection technologies delivers comprehensive secure content management with unrivaled ease of deployment and one of the lowest Total Cost of Ownership on the market. EdgeWave products and services include iPrism Web Security, a comprehensive Secure Web Gateway solution that includes optional iPrism Social Media Security, and the ePrism Email Security Suite, a fully-hosted solution for Email Filtering, Email Data Loss Protection, Email Encryption, Email Continuity, and Email Archiving, which can be accessed from a single user interface. With thousands of customers and over 200 partners worldwide, EdgeWave strives to deliver simple, high performance solutions that offer excellent value.

Based in San Diego, California, EdgeWave markets its solutions through a network of value added resellers, ISPs and MSPs, distributors, system integrators, OEM partners and directly to end users. For more information about EdgeWave, visit www.edgewave.com

©2012 EdgeWave, Inc. All rights reserved. The EdgeWave logo, iPrism, and the Red Condor Logo, are trademarks of EdgeWave, Inc. All other trademarks and registered trademarks are hereby acknowledged.

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Forward Looking Statement

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any statements of the plans, strategies, and objectives of management; any statements concerning proposed new products, services, or developments; statements of belief (such as statements about feeling positive about the Company’s emphasis on “Cloud” and mobile security solutions, statements of belief that the Company’s development efforts will address certain IT challenges, and statements of optimism about the Company’s business outlook for 2012) and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; the ability to retain customers; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; our ability to integrate our acquisitions in accordance to plan; our ability to properly execute our strategies; our ability to convert leads into customers; our ability to raise capital, and the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

Contact:

EdgeWave, Inc.

15333 Avenue of Science, Suite 100

San Diego, CA 92128

Investor and Public Relations

(858) 524-2061

IR@edgewave.com

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 EdgeWave, Inc.

 Condensed Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$2,821,000	$2,609,000
Accounts receivable - net of allowance for doubtful accounts of $20,000 and $25,000 at March 31, 2012 and December 31, 2011, respectively	3,460,000	4,097,000
Inventories - net	582,000	647,000
Prepaid expenses and other current assets	771,000	755,000
Total current assets	7,634,000	8,108,000
Fixed Assets - Net	677,000	660,000
Prepaid Expenses, Net of Current Portion	289,000	—
Goodwill	8,279,000	8,279,000
Other Intangible Assets - Net	427,000	459,000
Other Assets	797,000	97,000
Total Assets	$18,103,000	$17,603,000
Liabilities and Stockholders’ Deficit
Current Liabilities
Line of credit	$1,500,000	$1,700,000
Term loan, current portion	637,000	158,000
Accounts payable	1,015,000	1,370,000
Accrued compensation	1,236,000	1,169,000
Accrued expenses and other current liabilities	672,000	560,000
Warranty liability	178,000	186,000
Capitalized lease obligations, current portion	37,000	37,000
Deferred revenue, current portion	10,725,000	10,547,000
Total current liabilities	16,000,000	15,727,000
Convertible Notes Payable	5,221,000	4,836,000
Term Loan, Net of Current Portion	1,329,000	400,000
Deferred Rent	336,000	302,000
Capitalized Lease Obligations, Less Current Portion	137,000	146,000
Deferred Revenue	11,892,000	11,651,000
Total liabilities	34,915,000	33,062,000
Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 17,023,933 and 17,019,736 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	166,000	166,000
Additional paid-in capital	42,274,000	42,228,000
Accumulated deficit	(59,252,000)	(57,853,000)
Total stockholders’ deficit	(16,812,000)	(15,459,000)
Total Liabilities and Stockholders’ Deficit	$18,103,000	$17,603,000

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 EdgeWave, Inc.

 Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2012	2011

Revenues
Subscription	$3,501,000	$3,670,000
Appliance	795,000	708,000
License	—	2,000
Total Revenues	4,296,000	4,380,000

Cost of Revenues
Subscription	702,000	790,000
Appliance	463,000	453,000
License	—	2,000
Total Cost of Revenues	1,165,000	1,245,000

Gross Profit	3,131,000	3,135,000

Operating Expenses
Sales and marketing	2,209,000	2,443,000
Research and development	1,190,000	1,464,000
General and administrative	1,014,000	906,000
Total Operating Expenses	4,413,000	4,813,000

Loss from Operations	(1,282,000)	(1,678,000)

Other Expense (Income)
Interest expense - net	123,000	44,000
Other income	(15,000)	(20,000)
Total Other Expense	108,000	24,000
Loss Before Income Taxes	(1,390,000)	(1,702,000)

Income tax expense	9,000	—
Net Loss	$(1,399,000)	$(1,702,000)
Loss Per Common Share - Basic and Diluted	$(0.08)	$(0.11)
Weighted Average Shares Outstanding - Basic and Diluted	17,022,721	16,191,701

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EdgeWave, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash Flows From Operating Activities
Net loss	$(1,399,000)	$(1,702,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	114,000	177,000
Allowance for doubtful accounts	(9,000)	(10,000)
Loss on change in fair value of warrant derivative liability	(15,000)	(20,000)
Stock-based compensation expense	43,000	40,000
Noncash interest expense	85,000	24,000
Change in operating assets and liablilities, net of effect of acquisition:
Accounts receivable	(53,000)	412,000
Inventories	65,000	254,000
Prepaid expenses and other assets	(305,000)	400,000
Accounts payable	(355,000)	(345,000)
Accrued expenses and other current liabilities	110,000	22,000
Accrued compensation	67,000	(129,000)
Warranty liability	(7,000)	(8,000)
Deferred rent	48,000	—
Deferred revenue	419,000	(482,000)
Net cash used in operating activities	(1,192,000)	(1,367,000)
Cash Flows From Investing Activities
Purchases of fixed assets	(99,000)	(259,000)
Net cash used by investing activities	(99,000)	(259,000)
Cash Flows From Financing Activities
Proceeds from convertible notes issued	300,000	—
Proceeds from stock option exercises	3,000	35,000
Proceeds from the sales of stock under the employee stock purchase plan	—	44,000
Principal payments on capitalized lease obligations	(9,000)	(8,000)
Principal payments on term loans	(91,000)	(25,000)
Proceeds from term loans	1,500,000	—
Net (decrease) increase on line of credit	(200,000)	1,200,000
Net cash provided by financing activities	1,503,000	1,246,000
Net Increase (Decrease) in Cash and Cash Equivalents	212,000	(380,000)
Cash and Cash Equivalents at Beginning of Period	2,609,000	2,610,000
Cash and Cash Equivalents at End of Period	$2,821,000	$2,230,000

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EdgeWave, Inc.

 Rollforward of GAAP Deferred Revenue (Unaudited)

Three Months Ended March 31, 2012

GAAP deferred revenue balance at December 31, 2011	$22,198
Net billings during first quarter 2012	4,715
Less GAAP revenue recognized during first quarter 2012	(4,296)
GAAP deferred revenue balance at March 31, 2012	$22,617

Three Months Ended March 31, 2011

GAAP deferred revenue balance at December 31, 2010	$21,655
Net billings during first quarter 2011	3,898
Less GAAP revenue recognized during first quarter 2011	(4,380)
GAAP deferred revenue balance at March 31, 2011	$21,173

Three Months Ended December 31, 2011

GAAP deferred revenue balance at September 30, 2011	$22,690
Net billings during fourth quarter 2011	3,969
Less GAAP revenue recognized during fourth quarter 2011	(4,461)
GAAP deferred revenue balance at December 31, 2011	$22,198

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